Exhibit 99.1

Oak Street Health Reports Third Quarter 2020 Financial Results

November 9, 2020 at 4:05 PM Eastern Standard Time

CHICAGO, IL — Oak Street Health, Inc. (NYSE: OSH) (the “Company”), a network of value-based, primary care centers for adults on Medicare, today reported financial results for its third quarter ended September 30, 2020.

“Our strong third quarter results were highlighted by 38% growth in risk-based patients, 57% revenue growth, and the resumption of new center openings, as we opened 13 centers during the quarter amidst continued uncertainly related to the COVID-19 pandemic,” said Mike Pykosz, Chief Executive Officer of Oak Street Health. “Since the end of the third quarter, we have opened four additional standalone centers, including our first locations in New York City and Mississippi, as well as the first of three Walmart pilot locations in Texas. Looking ahead, we continue to be excited by the ample opportunity to drive continued de novo expansion across both new and existing markets as well as the complementary growth opportunities presented by our Walmart partnership and CMS’ Direct Contracting program.”

Third Quarter 2020 Financial Highlights

•	Total revenue was $217.9 million, up 57% year over year
•	Capitated revenue totaled $211.8 million, up 59% year over year
•	The Company cared for approximately 59,500 at-risk patients, representing 66% of its total patients
•	Loss from operations[1] was ($55.3) million, compared to ($31.6) million in the third quarter 2019
•	Platform contribution[2] was $20.1 million, up 387% year over year
•	Net loss[1] was ($59.2) million, compared to ($33.4) million in the third quarter 2019
•	Adjusted EBITDA[3] was ($22.8) million, compared to ($28.1) million in the third quarter 2019
•	As of September 30, 2020, the Company operated 67 centers, compared to 46 centers at September 30, 2019

Financial Outlook

	Twelve Months Ending
	December 31, 2020
	Low	High
	(dollars in millions)
Centers	73	75
At-risk patients	61,500	63,000
Revenue	$854.0	$858.0
Adjusted EBITDA	$(99.0)	$(93.0)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock- based and unit-based compensation, that are not within our control or cannot be reasonably predicted. However, for the year ended December 31, 2020, depreciation and amortization is expected to be $11.0 million.

[1]

Includes stock and unit-based compensation of $29.7 million and $1.4 million as of the third quarter of 2020 and 2019, respectively. Much of the year-over-year increase is due to the modification of vesting terms related to equity converted as part of the IPO and is not due to incremental grants of equity in the quarter.

[2]

Platform contribution is a non-GAAP financial measure that is presented as supplemental disclosure, defined as total revenues less the sum of (i) medical claims expense and (ii) cost of care, excluding depreciation and amortization. This measure is reconciled to loss from operations as the most directly comparable GAAP measure as set forth in the accompanying “Platform Contribution Reconciliation” section.

[3]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define adjusted EBITDA as net loss, excluding other income (expense), depreciation and amortization and stock-based and unit-based compensation.

Webcast and Conference Call

The Company will conduct a conference call Tuesday, November 10, 2020 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833) 529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, and referencing participant code 6765428. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based, primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates more than 70 centers across Illinois, Michigan, Ohio, Pennsylvania, Texas, Indiana, North Carolina, Rhode Island, Tennessee, New York and Mississippi. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fourth quarter and fiscal year 2020. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 expected to be filed with the SEC on November 9, 2020 .  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in thousands)

	As of September 30, 2020 (unaudited)	As of December 31, 2019

ASSETS
Current assets:
Cash	$474,631	$33,987
Restricted cash	10,391	8,266
Other patient receivables, net	278	729
Capitated accounts receivable	224,175	167,429
Prepaid expenses	9,424	1,382
Other current assets	6,120	8,028
Total current assets	725,019	219,821

Long-term assets:
Property and equipment, net	72,190	67,396
Security deposits	1,388	1,494
Goodwill	9,634	9,634
Intangible assets, net	3,062	3,352
Other long-term assets	86	125

Total assets	$811,379	$301,822

LIABILITIES AND STOCKHOLDERS' EQUITY/MEMBERS' EQUITY
Current liabilities:
Accounts payable	$5,577	$10,757
Accrued compensation and benefits	23,434	28,610
Liability for unpaid claims	257,227	170,629
Other liabilities	22,111	11,001
Current portion of long-term debt	-	18,507
Total current liabilities	308,349	239,504

Long-term liabilities:
Deferred rent expense	13,317	12,901
Other long-term liabilities	18,769	10,816
Long-term debt, net of current portion	-	62,840

Total liabilities	340,435	326,061

Redeemable investor units	-	320,639

Stockholders' equity/members' deficit:
Members' capital	-	4,192
Common stock	241	-
Additional paid-in capital	928,805	-
Accumulated deficit	(468,730)	(354,355)
Total stockholders' equity/members' deficit allocated to the Company	460,316	(350,163)
Noncontrolling interests	10,628	5,285
Total stockholders' equity/members' deficit	470,944	(344,878)

Total liabilities, redeemable investor units and stockholders' equity/members' deficit	$811,379	$301,822

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three-Months Ended		Nine-Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues:
Capitated revenue	$211,789	$133,073	$616,376	$371,456
Other patient service revenue	6,107	6,067	17,686	11,548
Total revenues	217,896	139,140	634,062	383,004

Operating expenses:
Medical claims expense	154,564	98,003	442,308	259,622
Cost of care, excluding depreciation and amortization	43,190	36,997	126,484	96,069
Sales and marketing	15,474	12,002	37,447	31,930
Corporate, general and administrative expenses	57,136	21,671	112,555	49,627
Depreciation and amortization	2,881	2,053	8,059	5,634
Total operating expenses	273,245	170,726	726,853	442,882

Loss from operations	(55,349)	(31,586)	(92,791)	(59,878)

Other income/(expense)
Interest expense, net	(3,862)	(1,813)	(8,736)	(3,689)
Other	35	(25)	152	59
Total other expense	(3,827)	(1,838)	(8,584)	(3,630)
Net loss	$(59,176)	$(33,424)	$(101,375)	$(63,508)

Net loss attributable to noncontrolling interests	64	224	498	152
Net loss attributable to the Company	$(59,112)	$(33,200)	$(100,877)	$(63,356)

Undeclared and deemed dividends	(5,418)	$(7,420)	$(27,220)	$(21,722)
Net loss attributable to common stock/unitholders	$(64,530)	(40,620)	(128,097)	(85,078)
Weighted average common stock outstanding - basic and diluted[4]	218,261,866	N/A	218,261,866	N/A
Net loss per share – basic and diluted[4]	$(0.15)	N/A	$(0.15)	N/A

[4]

The Company analyzed the calculation of earnings per unit for the periods prior to the IPO (completed August 10, 2020) and determined that it resulted in values that would not be meaningful to the users of these consolidated financial statements. Therefore, earnings per unit information has not been presented for the three and nine-months ended September 30, 2019. The basic and diluted earnings per share for the three and nine-months ended September 30, 2020 is applicable only for the period from August 10, 2020 to September 30, 2020, which is the period following the IPO and related restructuring transactions and presents the period that the Company had outstanding common stock.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Nine-Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities
Net loss	(101,375)	(63,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	4,215	905
Depreciation and amortization	8,059	5,634
Stock and unit-based compensation, net of forfeitures	34,459	1,834
Change in fair value of bifurcated derivative	152	519
Change in operating assets and liabilities:
Accounts receivable	(56,295)	(36,721)
Prepaid expenses and other current assets	(6,133)	(1,242)
Security deposits and other long-term assets	145	(257)
Accounts payable	(5,939)	2,498
Accrued compensation and benefits	(5,176)	5,824
Liability for unpaid claims	86,597	57,217
Other current liabilities	10,719	3,403
Other long-term liabilities	7,801	(2,182)
Deferred rent expense	416	5,162
Net cash used in operating activities	(22,355)	(20,914)

Cash flows from investing activities
Purchase of business	-	(166)
Purchases of property and equipment	(12,564)	(20,160)
Net cash used in investing activities	(12,564)	(20,326)

Cash flows from financing activities
Proceeds from initial public offering	377,344	-
Payments of underwriting fees, net of discounts and offering costs	(24,963)	-
Proceeds from long-term debt	-	29,457
Principal payments on long-term debt	(80,000)	-
End of term charge and prepayments for debt paydown	(5,563)	-
Proceeds from issuance of redeemable investor units	224,362	1,500
Capital contributions from minority interest partners	5,943	2,646
Capital distributions to minority interest partners	(102)	-
Tender Offer - Common Units	(19,393)	-
Proceeds from exercise of options	60	-
Net cash provided by financing activities	477,688	33,603

Net change in cash, cash equivalents and restricted cash	442,769	(7,637)
Cash, cash equivalents and restricted cash, beginning of period	42,253	72,067
Cash, cash equivalents and restricted cash, end of period	485,022	64,430

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient Contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Patient Contribution, for the three and nine-months ended September 30, 2020 and 2019.

	Three-Months Ended		Nine-Months Ended
(dollars in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Loss from operations	$(55,349)	$(31,586)	$(92,791)	$(59,878)
Other patient service revenue	(6,107)	(6,067)	(17,686)	(11,548)
Cost of care, excluding depreciation and amortization	43,190	36,997	126,484	96,069
Sales and marketing	15,474	12,002	37,447	31,930
Corporate, general and administrative	57,136	21,671	112,555	49,627
Depreciation and amortization	2,881	2,053	8,059	5,634
Patient contribution	$57,225	$35,070	$174,068	$111,834

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three and nine-months ended September 30, 2020 and 2019.

	Three-Months Ended		Nine-Months Ended
(dollars in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Loss from operations	$(55,349)	$(31,586)	$(92,791)	$(59,878)
Depreciation and amortization	2,881	2,053	8,059	5,634
Corporate, general and administrative	57,136	21,671	112,555	49,627
Sales and marketing	15,474	12,002	37,447	31,930
Platform contribution	$20,142	$4,140	$65,270	$27,313

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, and (iv) other income, net.  Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBTIDA, for the three and nine-months ended September 30, 2020 and 2019.

	Three-Months Ended		Nine-Months Ended
(dollars in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net loss	$(59,176)	$(33,424)	$(101,375)	$(63,508)
Other expense	3,827	1,838	8,584	3,630
Depreciation and amortization	2,881	2,053	8,059	5,634
Stock and unit-based compensation	29,655	1,405	35,641	2,204
Adjusted EBITDA	$(22,813)	$(28,128)	$(49,091)	$(52,040)

Contacts:

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Constantine Davides

(339) 970-2846

constantine.davides@westwicke.com